Exhibit 10.13

HMH HOLDING INC. 2026 LONG-TERM INCENTIVE PLAN

Non-Employee Director Restricted Stock Unit Award Agreement For [    ]

(this “Award Agreement”)

1. Capitalized Terms. Each capitalized term used but not defined herein shall have the meaning ascribed to such term in the HMH Holding Inc. 2026 Long-Term Incentive Plan (the “Plan”).

2. Grant. The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of HMH Holding Inc. (the “Company”) has granted [    ] Restricted Stock Units (the “RSUs” or this “Award”) to the individual named in this Award Agreement (the “Participant”) on [    ] (the “Grant Date”). Each RSU entitles the Participant to receive from the Company one share of Class A common stock of the Company, par value $0.01 per share (a “Share”), for which the restrictions set forth in paragraph 4 lapse in accordance with the terms of this Award, the Plan, and any country specific addendums and any rules and procedures adopted by the Committee. Shares may be adjusted or converted into other property or cash pursuant to the provisions of the Plan.

3. Dividend Equivalents. Beginning on the Grant Date and until such time as the RSUs are settled in accordance with paragraph 7 or the RSUs are cancelled, whichever occurs first, the Company shall establish a bookkeeping account (the “Account”) to record, in the event of any dividend payable in cash with respect to the Company’s outstanding Shares, a number “Dividend Units” as of the applicable dividend payment date, in accordance with this paragraph 3(a). The number of Dividend Units so credited as of any dividend payment date will be equal to the total cash dividends the Participant would have received on that dividend payment date if the Participant’s outstanding RSUs as of the record date for such dividend payment (including any previously credited Dividend Units) had been actual Shares, divided by the Fair Market Value of a Share on the dividend payment date. Once credited to the Account, Dividend Units will be considered RSUs for all purposes of this agreement.

4. Lapse of Restrictions. The restrictions on the RSUs will lapse on the day prior to the Company’s first annual meeting of stockholders following the Grant Date. Notwithstanding the foregoing, if earlier, the restrictions on the RSUs shall lapse on the date of the termination of the Participant’s service as a director on the Board (other than by removal for the equivalent of cause in accordance with the Company’s Certificate of Incorporation), including termination on account of death or disability. Any RSUs for which the restrictions have not lapsed as of the date the Participant ceases to provide services as a director on the Board, or that do not lapse in connection with the Participant ceasing to provide services as a director on the Board, shall immediately be cancelled upon the date the Participant ceases to provide services as a director on the Board.

5. Plan Terms. All terms used in this Award have the same meaning as given such terms in the Plan, a copy of which will be furnished upon request. This Award is subject to the terms of the Plan, which terms are incorporated by reference.

6. No Ownership Rights Prior to Issuance of Common Stock. Participant shall not have any rights as a stockholder of the Company with respect to the Shares underlying the RSUs, including, for the avoidance of doubt, the Dividend Units, including but not limited to the right to vote with respect to such Shares, until and after such Shares have been actually issued to the Participant and transferred on the books and records of the Company.

7. Delivery of Shares of Common Stock; Taxes. Within 30 days following the date Participant ceases to be a director of the Board for any reason, other than by removal for the equivalent of cause in accordance with the Company’s Certificate of Incorporation, the Company shall cause to be delivered to Participant the full number of Shares underlying the RSUs, including any Dividend Units, for which the restrictions have lapsed (whether such restrictions lapse prior to or concurrently with the Participant ceasing to be a director of the Board, as provided in paragraph 4); provided that cash shall be distributed in lieu of any fractional Dividend Units. If the Participant ceases to be a director of the Board by reason of removal for the equivalent of cause in accordance with the Company’s Certificate of Incorporation, all RSUs, including, for the avoidance of doubt, any Dividend Units, regardless of whether the restrictions have previously lapsed in accordance with paragraph 4, shall immediately be cancelled upon the date the Participant is so removed from service on the Board. For the avoidance of doubt, the Participant ceasing to be a director of the Board for a reason that would cause settlement of the RSUs under this paragraph 7 must meet the requirements of a “separation from service” within the meaning of Section 409A of the Code. The Participant is responsible to pay all required taxes associated with the RSUs (including in connection with the issuance of the Shares and Dividend Units and the subsequent sale of the Shares received in settlement of the RSUs and Dividend Units).

8. Alteration/Termination. The Company shall have the right at any time in its sole discretion to amend, alter, or terminate the RSUs without the consent of the Participant; provided, however, that no such amendment, alteration or termination shall occur if reasonably likely to significantly diminish the rights of the Participant without the Participant’s consent; and provided further that no such consent shall be required with respect to any amendment, alteration or termination of the RSUs if the Committee determines in its sole discretion that such amendment, alteration, or termination is required or advisable to satisfy or conform to any applicable law, regulation or accounting standard. Notwithstanding the foregoing, no amendment of the RSUs may be made that would cause the Participant to become subject to additional taxes under Section 409A of the Code (“Section 409A”). Also, the RSUs shall be null and void to the extent the grant of RSUs or the lapse of restrictions thereon is prohibited under the laws of the country of residence of the Participant.

9. Repatriation; Compliance with Law. Participant agrees to repatriate all payments attributable to the Shares acquired under the Plan in accordance with applicable foreign exchange rules and regulations in Participant’s country of employment (and country of residence, if different). In addition, Participant agrees to take any and all actions, and consent to any and all actions taken by the Company and any of its Subsidiaries and affiliated companies, as may be required to allow the Company and any of its Subsidiaries and affiliated companies to comply with local laws, rules and/or regulations in Participant’s country of employment (and country of residence, if different). Finally, Participant agrees to take any and all actions as may be required to comply with Participant’s personal obligations under local laws, rules and/or regulations in Participant’s country of employment and country of residence, if different).

10. Electronic Delivery. Participant agrees, to the fullest extent permitted by law, in lieu of receiving documents in paper format, to accept electronic delivery of any documents that the Company and its Subsidiaries or affiliated companies may deliver in connection with this grant and any other grants offered by the Company, including prospectuses, grant notifications, account statements, annual or quarterly reports, and other communications. Electronic delivery of a document may be made via the Company’s email system or by reference to a location on the Company’s intranet or website or a website of the Company’s agent administering the Plan. By accepting this Award, Participant also hereby consents to participate in the Plan through such system, intranet, or website, including but not limited to the use of electronic signatures or click-through electronic acceptance of terms and conditions.

11. Nontransferability. Except as provided by the Committee, this Award and this Award Agreement are not transferable or assignable by the Participant other than by will or the laws of descent and distribution or pursuant to a “qualified domestic relations order” as defined by the Code or Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended, or similar order.

12. Section 409A. This Award is intended to be compliant with Section 409A. To the extent applicable, the Plan and any award document governing an Award granted under the Plan (“Award Document”) shall be interpreted in accordance with Section 409A and interpretive guidance issued thereunder. Notwithstanding any contrary provision in the Plan or an Award Document, if the Committee determines that any provision of the Plan or an Award Document contravenes any regulations or guidance promulgated under Section 409A or would cause an Award to be subject to additional taxes, accelerated taxation, interest and/or penalties under Section 409A, the Committee may modify or amend such provision of the Plan or Award Document without consent of the Participant in any manner the Committee deems reasonable or necessary. In making such modifications the Committee shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Section 409A. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A to the extent such discretionary authority would contravene Section 409A.

13. Data Privacy. The Company, the stock brokerage or other financial or administrative services firm designated by the Company (the “Stock Plan Administrator”), or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan administer and maintain the data regarding the Plan, the participants and the awards granted to participants in the group consisting of the Company and its Subsidiaries (the “Company Group”) worldwide. You authorize the Company, the Stock Plan Administrator and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Personal Data (as defined below), in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. The data administered and maintained by the Company, the Stock Plan Administrator and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering and managing the Plan includes information that may be considered personal data, including your name, home address, email address and telephone number, date of birth, social security or insurance number, passport number or other identification number, salary, nationality, and any Shares or directorships held in the Company, and details of this Award or any other entitlement to Shares, canceled, exercised, vested, unvested or outstanding in your favor (“Personal Data”). You further acknowledge that you understand that the countries to which your Personal Data may be transferred may have data protection standards that are different than those in your home country and that offer a level of data protection that is less than that in your home country. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your service status and career will not be affected; the only consequence of refusing or withdrawing your consent is that the Company would not be able to grant you this Award or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan.

14. Entire Agreement. This Award Agreement, the Plan, country specific addendums and the rules and procedures adopted by the Committee contain all of the provisions applicable to the RSUs and no other statements, documents or practices may modify, waive or alter such provisions unless expressly set forth in writing, signed by an authorized officer of the Company and delivered to the Participant.

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